SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 7, 2006

(Date of Report)

(Date of Earliest Event Reported)

WATCHGUARD TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26819	91-1712427
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

505 Fifth Avenue South, Suite 500, Seattle, WA 98104

(Address of Principal Executive Offices, Including Zip Code)

(206) 521-8340

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 7, 2006, Ellen M. Hancock notified WatchGuard Technologies, Inc. that she does not intend to stand for reelection as a member of the board of directors at WatchGuard’s 2006 annual meeting of stockholders. Ms. Hancock intends to complete her current term as a director, serving until the 2006 annual meeting. Ms. Hancock’s decision not to stand for reelection is not related to any disagreement with WatchGuard or its management on any matter relating to its operations, policies or practices. Ms. Hancock informed WatchGuard that she intends to focus her attention on her other corporate directorships, including Aetna Inc., Colgate-Palmolive Company and Electronic Data Systems Corporation. In addition, in 2005, Ms. Hancock became president and chief operating officer and a director of Acquiror Technologies Inc., a special purpose acquisition company, and Ms. Hancock has advised WatchGuard that it is necessary for her to focus her efforts on these activities.

Ms. Hancock currently serves on the audit committee of the board of directors and has served on WatchGuard’s board of directors since April 2003. WatchGuard greatly appreciates Ms. Hancock’s service as a director over the past three years, and thanks her for her leadership contributions during that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHGUARD TECHNOLOGIES, INC.

Date: March 8, 2006	By:	/s/ Bradley E. Sparks
	Name:	Bradley E. Sparks
	Its:	Chief Financial Officer